UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
incorporation or organization)		Identification No.)

5900 Golden Hills Drive
Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

_________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

CyberOptics Corporation held its annual meeting of shareholders on May 17, 2013. At the meeting, each of Alex B. Cimochowski, Craig D. Gates, Kathleen P. Iverson, Subodh K. Kulkarni, Irene M. Qualters, and Michael M. Selzer, Jr. were reelected as directors to serve until the annual shareholder meeting in 2014 or until their successors are elected and qualify. The shareholders also approved on a nonbinding advisory basis, compensation for our executive officers and an annual advisory vote on executive compensation or “say on pay.” Finally, the shareholders ratified the appointment of Grant Thornton LLP as CyberOptics’ independent registered public accounting firm for the year ending December 31, 2013.

As of the April 1, 2013 record date for the meeting, there were 6,948,818 shares of common stock issued and outstanding and 6,167,250 shares were represented at the annual meeting. The voting results were as follows:

1.	Election of Directors:

	For	Withheld	Broker Non-Votes
Alex B. Cimochowski	3,984,459	16,476	2,166,315
Craig D. Gates	3,989,349	11,586	2,166,315
Kathleen P. Iverson	3,989,229	11,706	2,166,315
Subodh K. Kulkarni	3,989,349	11.586	2,166,315
Irene M. Qualters	3,990,436	10,499	2,166,315
Michael M. Selzer, Jr.	3,986,536	14,399	2,166,315

2.	To approve compensation to our executive officers (nonbinding).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,893,599	85,696	21,640	2,166,315

3.	Vote on frequency of future executive compensation votes (nonbinding).

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
3,728,109	54,972	168,625	49,229	2,166,315

4.	Ratification of Auditors

Shareholders ratified the appointment of Grant Thornton LLP by a vote of 6,111,868 shares in favor, 50,653 shares against, 4,729 shares abstaining, and no broker non-votes.

Consistent with the above vote on the desired frequency of the non-binding shareholder vote on the compensation of executives, the Board of Directors of CyberOptics has determined to include the vote on executive compensation annually in its proxy materials until the next required vote on the frequency of such vote.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:   May 21, 2013